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Item 14

EXHIBIT 11                                                  Computation of Per Share Earnings
                                                         1998              1997              1996
                                                         ----              ----              ----

Basic:
  Net earnings                                       $25,584,693       $26,112,680       $16,817,704
                                                     ===========       ===========       ===========

  Net earnings available to common shareholders      $25,584,693       $26,112,680       $16,817,704
                                                     ===========       ===========       ===========

  Average common shares outstanding                   32,940,399        31,867,743        25,749,860
                                                     ===========       ===========       ===========

  Basic earnings per share                           $      0.78       $      0.82       $      0.65
                                                     ===========       ===========       ===========


Diluted:
  Net earnings                                       $25,584,693       $26,112,680       $16,817,704
  Minority interest OP unitholders                       261,764                --                --
                                                     -----------       -----------       -----------

                                                     $25,846,457       $26,112,680       $16,817,704
                                                     ===========       ===========       ===========

  Net earnings available to common shareholders      $25,846,457       $26,112,680       $16,817,704
                                                     ===========       ===========       ===========

Dilutive stock options                                    22,607            53,469             5,081
Dilutive stock loans                                       1,806                --                --
Dilutive OP Units                                        339,776                --                --
Average common shares outstanding                     32,940,399        31,867,743        25,749,860
                                                     -----------       -----------       -----------

  Average diluted common shares outstanding           33,304,588        31,921,212        25,754,941
                                                     ===========       ===========       ===========

  Basic earnings per share                           $      0.78       $      0.82       $      0.65
                                                     ===========       ===========       ===========